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                                                                   EXHIBIT 10.32

      THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS AND IN NO EVENT MAY THIS NOTE BE TRANSFERRED WITHOUT THE CONSENT OF THE COMPANY OTHER THAN IN WHOLE TO HOLDER'S PARENT OR A MAJORITY OWNED SUBSIDIARY OF THE HOLDER. THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE SHALL BE SUBJECT TO THAT CERTAIN PLAN OF DISTRIBUTION AGREEMENT DATED JANUARY 30, 2003 BY AND BETWEEN THE COMPANY AND HOLDER.

                                 SCANSOFT, INC.

               ZERO COUPON CONVERTIBLE SUBORDINATED NOTE DUE 2006

January 30, 2003                                                     $27,524,000

            ScanSoft, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to [Koninklijke Philips Electronics N.V. (the "Holder") or its designated majority-owned subsidiary] the principal sum of Twenty-Seven Million Five Hundred and Twenty-Four Thousand U.S. Dollars ($27,524,000) on January 30, 2006 (the third anniversary from the date of issuance) or such earlier date as required by the provisions of this Note. After January 30, 2006, the Company will pay interest on any overdue principal and interest amount at the rate of 3% per quarter payable quarterly.

      1. CONVERSION.

            (a) The Holder of this Note is entitled at any time before the close of business on the date this Note is paid in full pursuant to the terms hereof, but prior to such payment (or, if the Holder has exercised his right to require the Company to redeem this Note or a portion hereof pursuant to Section 2 hereof, then in respect of this Note or such portion hereof, until and including, but (unless the Company defaults in making the payment due upon redemption) not after, 5:00 p.m., New York City time, on the Business Day prior to the Redemption Date), to convert this Note (or any portion of the principal amount hereof that is an integral multiple of $1,000), into fully paid and nonassessable Common Stock (as hereinafter defined) of the Company at the rate of 166.6667 shares of Common Stock for each $1,000 principal amount of this Note (or at the then current adjusted rate if an adjustment has been made as provided below) (the "Conversion Rate") by surrender of this Note accompanied by written notice to the Company that the Holder hereof elects to convert this Note (or if less than the entire principal amount hereof is to be converted, specifying the portion hereof to be converted). If less than the entire principal amount of this Note is to be converted, it shall be surrendered to the Company at the Designated Office (with, if the Company so requires, due
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endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the Holder hereof or his attorney duly authorized in writing), and the Company shall execute and make available for delivery to the Holder without service charge, a new Note, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unconverted portion of the principal of the Note so surrendered. The Company shall deliver to the Holder of this Note as soon as practicable after delivery by the Holder of this Note to the Company, but not more than fifteen (15) Trading Days after such delivery, the certificates representing shares of Common Stock issuable upon conversion of this Note and cash in lieu of any fractional shares.

      (b) The Conversion Rate will be subject to adjustments from time to time as follows:

            (1) If the Company shall pay or make a dividend or other distribution on Common Stock of the Company payable in Common Stock, the Conversion Rate in effect at the opening of business on the day following the Determination Date (as hereinafter defined) for such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date and the denominator shall be the sum of such number of shares of Common Stock and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such Determination Date.

            (2) If the Company shall issue rights, options or warrants to holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (7) of this Section 1(b)) of the Common Stock on the Determination Date for such distribution, the Conversion Rate in effect at the opening of business on the day following such Determination Date shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following such Determination Date. Upon the expiration of any right, option or warrant to purchase Common Stock the issuance of which resulted in an adjustment to the Conversion Rate pursuant to this paragraph (2) of Section 1(b), if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Rate shall immediately upon such expiration be recomputed to the Conversion Rate which would have been in effect had the adjustment of the Conversion Rate made upon the issuance of such right, option or warrant been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such right, option and warrant actually exercised.

            (3) If the outstanding Common Stock of the Company shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of

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business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, if outstanding Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (4) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding
(i) any rights, options or warrants referred to in paragraph (2) of this Section 1(b), (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this Section 1(b) and
(iv) any merger or consolidation to which Section 1(f) applies (the "Distributed Property"), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (7) of this Section 1(b)) of the Common Stock on such Determination Date less the then fair market value of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Determination Date; provided, however, that if the Distributed Property consists of shares of capital stock of a subsidiary, the Company will make adequate provision so that the Holder shall have the right to receive upon conversion the amount of such shares of capital stock that such Holder would have received if such Holder had converted such Note on the record date, in which case there will be no adjustment to the Conversion Price.

      Under the provisions of the Company's Rights Plan, upon conversion of the
Note into Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the Holder will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to the Rights Plan in compliance with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 1(b).

            (5) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (4) of Section 1(b)) in aggregate amount that, combined together with (I) the aggregate amount of any other cash distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph
(5) of Section 1(b) has been made and (II) the aggregate of any cash plus the fair market value of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock (other than Common Stock purchased by the Company at or below fair market value) concluded within the twelve (12) months preceding the date of payment of such distribution (the "combined cash amount"), exceeds fifty percent (50%) of the net earnings of the Company determined in accordance with GAAP for the trailing twelve month period preceding the date of such distribution (the "aggregate earnings"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined cash amount over the aggregate earnings divided by (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share of the Common Stock on such date for determination.

            (6) If the Company issues Common Stock or securities (including options and warrants) convertible into, or exchangeable for, Common Stock at a price per share (or having a conversion or exchange price per share) that is less than the fair market value per share of the Common Stock at the date of issuance (but excluding issuances: (a) pursuant to any bona fide plan for the benefit of employees or directors of the Company now in effect or any comparable plans adopted in the future, provided such future plans contain terms and conditions that, taken as a whole, are no more favorable than the Company's current plans; (b) to acquire all or any portion of a business in an arm's-length transaction between the Company and an unaffiliated third party including, if applicable, issuances upon exercise of options or warrants assumed in connection with such an acquisition; and (c) pursuant to the exercise of warrants, rights or options, or upon the conversion of convertible securities, which are issued and outstanding on the date hereof, or which may be issued in the future at fair value and with an exercise price or conversion price at least equal to the current market price per share (determined as provided in paragraph
(7) of this Section 1(b)) of the Common Stock at the time of issuance of such warrant, right, option or convertible security, the Conversion Rate in effect at the opening of business on the day following the date on which any such issuance is made shall be increased by multiplying such Conversion Rate by a fraction of which the numerator shall be the sum of the number of shares of Common Stock (assuming for purposes hereof the conversion or exercise of all outstanding securities convertible into or exchangeable for Common Stock) outstanding on such date plus the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of the number of shares of Common Stock (assuming for purposes hereof the conversion or exercise of all outstanding securities convertible into or exchangeable for Common Stock) outstanding on such date plus the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which the convertible securities may convert) would purchase at the fair market value per share of the Common Stock on such date. An adjustment made pursuant to this paragraph (6) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this paragraph (6), the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into shares of Common Stock.

            (7) For the purpose of any computation under paragraphs (2), (4),
(5) or (6) of this Section 1(b), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the five (5) consecutive Trading Days commencing ten (10) Trading Days before the earlier of (i) the day in question and (ii) the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

         (c) The Company shall promptly notify the Holder pursuant to Section 8(b) of any adjustment to the Conversion Rate required by paragraphs (1), (2),
(3), (4), (5) and (6) of this Section 1(b).

         (d) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Note, the full number of shares of Common Stock then issuable upon the conversion of this Note.

         (e) The Company agrees that all Common Stock which may be delivered upon conversion of the Note, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and free of preemptive rights (and shall be issued out of the Company's authorized but unissued Common Stock).

         (f) In the event of any recapitalization or reclassification of the Common Stock (other than a change in par value, or as a result of a subdivision or combination covered by paragraph (3) of this Section 1(b)) (collectively, a "Capital Reorganization"), the Company shall execute and deliver to the Holder a supplemental agreement providing that the Holder has the right thereafter, during the period this Note shall be convertible as specified in Section 1(a), to convert this Note only into the kind and amount of securities, cash and other property receivable upon such Capital Reorganization by a holder of the number of shares of Common Stock of the Company into which this Note might have been converted immediately prior to such Capital Reorganization, and, if holders of the Company's Common Stock are given the right to elect the kind or amount of securities, cash or other property receivable upon such Capital Reorganization, then the Holder shall be provided the right to so elect and notice of such right to elect on the same terms and conditions offered to the holders of the Company's Common Stock.

         (g) The Company shall not consummate a transaction pursuant to which it is acquired by or merged or consolidated into another Person or convey, transfer or sell all or substantially all of its assets (an "Acquisition Event"), unless the successor Person (or its ultimate parent, if applicable) agrees to enter into a supplemental agreement pursuant to which such Person (or its ultimate parent, if applicable) (or the acquiror if there is no successor Person) shall agree that this Note shall become convertible into the common stock of such Person (or its ultimate parent, if applicable) at a Conversion Rate such that this Note shall be no more in-the-money or out-of-the-money as this Note should have been immediately prior to such Acquisition Event; provided, however, that no such supplemental agreement shall be required in the event that the Holder elects to exercise its rights under Section 2 hereof with respect to such Acquisition Event. Such supplemental agreements shall provide for adjustments, which, for events subsequent to the effective date of such supplemental agreement, shall be equivalent to the adjustments provided for in this Section 1. The above provisions of this Section 1(f) shall similarly apply to successive Capital Reorganizations or Acquisition Events. If this Section 1(f) applies to any event or occurrence, then the other provisions of Section 1(b) shall not apply to the extent their application would result in duplicative adjustments in the Conversion Rate.

         (h) Any stock certificate representing shares of Common Stock issued upon conversion of the Note shall bear a restricted securities legend in the form and substance to be determined by the Company, unless such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144(k) of the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Stock.

      2. RIGHT TO ACCELERATE REDEMPTION.

         (a) In the event that:

            (1) the Company enters into a definitive agreement to effect a Change in Control (as hereinafter defined) (a "Pending Change in Control"), then the Holder shall have the right, at the Holder's option, to require the Company to redeem this Note, or any portion of the principal amount hereof that is equal to $1,000 or any integral multiple thereof, on the date the Change in Control occurs; provided that the Holder's right to require the Company to redeem shall be conditioned upon the occurrence of such Change in Control; or

            (2) a Change in Control shall occur without the occurrence of a prior and related Pending Change in Control, then the Holder shall have the right, at the Holder's option, to require the Company to redeem this Note, or any portion of the principal amount hereof that is equal to $1,000 or any integral multiple thereof, on the Redemption Date that is sixty (60) calendar days (or such longer period as required by applicable law) after the date on which the Company gives notice of such Change in Control to the Holder; and

            in either case at a purchase price equal to the outstanding principal amount hereof. The Company agrees to give the Holder notice, in the manner provided in Section 8(b), of any Change in Control or Pending Change in Control, as the case may be, promptly and in any event within five (5) Business Days of the occurrence thereof. The date of such redemption shall be referred to herein as the "Redemption Date."

         (b) To exercise a redemption right, the Holder shall deliver to the Company on or before the 5th Business Day prior to the Redemption Date (provided that the Company shall have delivered notice of the Change in Control or Pending Change in Control as provided above), together with this Note, written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of this Note to be redeemed (and, if this Note is to be redeemed in part, the portion of the principal amount thereof to be redeemed) and a statement that an election to exercise the redemption right is being made thereby. Such written notice shall be irrevocable, except that the right of the Holder to convert this Note (or the portion hereof with respect to which the redemption right is being exercised) shall continue until the close of business on the Trading Day prior to the Redemption Date. The Holder's right to require the redemption of the Note, in whole or in part, pursuant to the terms of this Section 2 shall expire at 12:01 a.m., New York City time, on the day following the 5th Business Day prior to the Redemption Date.

            (c) If this Note is to be redeemed only in part, it shall be surrendered to the Company at the Designated Office (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by the Holder hereof or his attorney duly authorized in writing), and the Company shall execute and make available for delivery to the Holder without service charge, a new Note, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

            (d) For purposes of this Section 2:

               (1) the term "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act;

               (2) a "Change in Control" shall be deemed to have occurred at the time, after the original issuance of this Note, of:

                  (i) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 40% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such Person is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage) other than any such acquisition by the Company; or


                  (ii) any consolidation or merger of the Company into, any other Person, any merger of another Person with or into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Company to another Person (other than (a) any such transaction pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 60% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction and (b) any merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding Common Stock into solely shares of common stock, provided that with respect to clauses (x) and (y) the holders of Common Stock immediately prior to any such transaction have the entitlement to exercise, directly or indirectly, 60% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction).

      3. CERTAIN COVENANTS.

      Notwithstanding anything contained in the provisions of paragraphs (4) and
(5) of Section 1 of this Note, so long as this Note remains outstanding and no Event of Default has occurred or is continuing, the Company will not declare or pay any dividend or distribution (other than distributions of equity securities of the Company) on, or redeem or purchase, any share of any equity security of the Company, except that the Company may purchase shares of its Common Stock to the extent that the aggregate amount of all such purchases (net of any sales by the Company of shares of its Common Stock) during the period from the date hereof does not exceed in the aggregate the greatest of (i) 50% of the net earnings of Company determined in accordance with GAAP from October __, 2002,
(ii) an amount of Common Stock of the Company equal to the sum of 5% of the outstanding Common Stock of the Company plus any and all Common Stock of the Company issued and sold by the Company after the date hereof , or (iii) $10,000,000; provided, however, that in the event that and so long as an Event of Default has occurred and is continuing, the Company shall be prohibited from redeeming or purchasing any share of any equity security of the Company. The restrictions contained in this Section 3 shall be of no further force and effect upon the conversion into Common Stock of one-half or more of the principal amount of this Note pursuant to the terms hereof; provided, that in the event that an Event of Default shall occur and only for as long as such Event of Default shall be continuing, the Company will not declare or pay any dividend or distribution or redeem or purchase any shares of any equity security of the Company.

      4. EVENTS OF DEFAULT.

            (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any principal on this Note when due or interest upon this Note when it becomes due and payable and continuance of such default for a period of fifteen (15) days;

                  (2) a material breach of the covenants (other than any notice provisions contained herein) specified in this Note and continuance of such breach for a period of fifteen (15) days after there has been given, by registered or certified mail, to the Company by the Holder a written notice specifying such breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                  (3) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company (or its parent, if applicable) in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company (or its parent, if applicable) under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (4) the commencement by the Company (or its parent, if applicable) of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company (or its parent, if applicable) to the entry of a decree or order for relief in respect of the Company (or its parent, if applicable) in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company (or its parent, if applicable), or the filing by the Company of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company (or its parent, if applicable) in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

            (b) If an Event of Default occurs and is continuing, the principal of this Note shall ipso facto become immediately due and payable without any declaration or other act of the Holder.

      5. CONSOLIDATION, MERGER, ETC.

      The Company shall not consolidate with or merge into any other Person or, directly or indirectly, convey, transfer or sell all or substantially all of its properties and assets to any Person, unless:

            (a) if the Company shall consolidate with or merge into another Person or convey, transfer, sell or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or sale, or which leases, all or substantially all the properties and assets of the Company shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, if other than the Company, by an agreement supplemental hereto, executed and delivered to the Holder in form satisfactory to the Holder, the due and punctual payment of the principal of this Note and the performance or observance of every covenant of this Note (including the conversion provisions contained herein) on the part of the Company to be performed or observed, including the conversion rights provided herein; and

            (b) upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, sale or lease of all or substantially all of the properties and assets of the Company in accordance with Section 5(a), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale or lease is made shall enter into a supplemental agreement pursuant to which such Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Note with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Note.

      6. SUBORDINATION.

            (a) The Company covenants and agrees, and the Holder by its acceptance hereof likewise covenants and agrees, that this Note is subject to the provisions of this Section 6; and the Holder by acceptance hereby accepts and agrees to be bound by such provisions.

      The payment of the principal of this Note (including, but not limited to, the redemption price with respect to this Note) shall, to the extent and in the manner hereinafter set forth, be subordinated in right of payment to the prior payment in full, in cash or in such other form of payment as may be acceptable to the holders of Senior Debt, of all Senior Debt, whether outstanding at the date of original issuance of this Note or thereafter incurred or created.

      No provision of this Section 6 shall prevent the occurrence of any default or Event of Default under this Note.

            (b) Payments to the Holder. No payment (including pursuant to any redemption of this Note) shall be made with respect to the principal of this Note, if:

                  (1) a default in the payment of principal, premium, if any, or interest or other payment due on Senior Debt (other than indebtedness for trade payables) occurs and is continuing beyond any applicable period of grace (a "Payment Default"); or

                  (2) a default, other than a Payment Default, occurs and is continuing with respect to Designated Senior Debt that then permits holders of the Designated Senior Debt as to which such default related to accelerate its maturity and the Holder and the Company receive a written notice of such default (a "Payment Blockage Notice") from a representative of Designated Senior Debt or a holder of Designated Senior Debt or the Company (a "Non-Payment Default").

      The Company may and shall resume payments on this Note (1) in the case of a Payment Default, on the date upon which such default is cured or waived or ceases to exist, and (2) in the case of a Non-Payment Default with respect to Designated Senior Debt, on the earlier of the date on which the Non-Payment Default is cured or waived or ceases to exist or 179 days have passed after the date on which the applicable Payment Blockage Notice is received. The Company will provide prompt notice to the Holder if a Payment Default occurs or it receives a Payment Blockage Notice.

      Notwithstanding the foregoing, in the event that the Holder receives any payment or distribution of assets of the Company of any kind in contravention of any term of this Section 6, whether in cash, property or securities, including, without limitation, by way of setoff or otherwise, before all Senior Debt is paid in full, in cash or such other form of payment as may be acceptable to the holders of Senior Debt, then such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall immediately be paid over or delivered to, the holders of Senior Debt or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to make payment in full, in cash or such other form of payment as may be acceptable to the holders of Senior Debt, of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Debt.

            (c) Bankruptcy and Dissolution, Etc. Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full, in cash or in such other form of payment as may be acceptable to the holders of Senior Debt, before any payment is made on account of the principal of this Note; and upon any such dissolution, winding-up, liquidation or reorganization or bankruptcy, insolvency, receivership or other such proceedings, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled, except for the provisions of this Section 6, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holder if received by it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full in cash or in such other form of payment as may be acceptable to the holders of Senior Debt after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holder.

      Notwithstanding the foregoing, in the event that the Holder receives any payment or distribution of assets of the Company of any kind in contravention of any term of this Note, whether in cash, property or securities, including, without limitation, by way of setoff or otherwise, before all Senior Debt is paid in full, in cash or such other form of payment as may be acceptable to the holders of Senior Debt, then such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall immediately be paid over or delivered to, the holders of Senior Debt or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to make payment in full, in cash or such other form of payment as may be acceptable to the holders of Senior Debt, of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Debt.

      For purposes of Section 6(b) hereof and this Section 6(c), the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Section 6 with respect to this Note) to the payment of all Senior Debt which may at the time be outstanding. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Section 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6(c) if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Section 5.

            (d) Subrogation. Subject to the payment in full in cash, or in such other form of payment as may be acceptable to the holders of Senior Debt, of all Senior Debt, the rights of the Holder shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Section 6 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as this Note is subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of this Note shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 6, and no payment over pursuant to the provisions of this Section 6, to or for the benefit of the holders of Senior Debt by Holder, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holder, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the Holder pursuant to the subrogation provisions of this
Section 6, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of this Note. It is understood that the provisions of this Section 6 are and are intended solely for the purposes of defining the relative rights of the Holder, on the one hand, and the holders of the Senior Debt, on the other hand.

      Nothing contained in this Section 6 or elsewhere in this Note is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of this Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 6 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      Upon any payment or distribution of assets of the Company referred to in this Section 6, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

            (e) No Impairment of Subordination. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

      Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder, and without impairing or releasing the subordination provided in this Note or the obligations of the Holder to the holders of the Senior Debt, do any one or more of the following: (a) change the manner, place, or terms of payment (including any change in the rate of interest) or extend the time of payment of, or renew, amend, modify, alter, or grant any waiver or release with respect to, or consent to any departure from, any Senior Debt or any instrument evidencing the same or any agreement evidencing, governing, creating, guaranteeing or securing any Senior Debt; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable under or in respect of the Senior Debt; (d) fail or delay in the perfection of liens securing the Senior Debt; (e) exercise or refrain from exercising any rights against Company and any other Person; or (f) amend, or grant any waiver or release with respect to, or consent to any departure from, any guarantee for all or any of the Senior Debt.

            (f) Certain Conversions Deemed Payment. For the purposes of this
Section 6 only, (1) the issuance and delivery of junior securities upon conversion of this Note in accordance with Section 1 shall not be deemed to constitute a payment or distribution on account of the principal of this Note or on account of the purchase or other acquisition of this Note, and (2) the payment, issuance or delivery of cash (including cash paid for fractional shares upon conversion of this Note in accordance with Section 1), property or securities (other than junior securities) upon conversion of this Note in accordance with Section 1 shall be deemed to constitute payment on account of the principal of this Note. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, this Note is so subordinated as provided in this Section 6. Nothing contained in this Section 6 or elsewhere in this Note is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holder, the right, which is absolute and unconditional, of the Holder to convert this Note in accordance with Section 1.

            (g) Further Assurances. The Holder agrees upon request of the Company to enter into a customary subordination agreement with any holder of Designated Senior Debt provided that the arrangements thereunder do not materially and adversely affect the rights of the Holder hereunder.

      7. DEFINITIONS. Unless otherwise defined in this Note, the following capitalized terms shall have the following respective meanings when used herein:

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in the City of New York are authorized or obligated by law or executive order to close or be closed.

      "Cash Distribution" means the distribution by the Company to all holders of its Common Stock of cash, other than any cash that is distributed upon a merger or consolidation to which Section 1(g) applies or as part of a distribution referred to in paragraph (4) of Section 1(b).

      "Closing Price" means, with respect to the Common Stock of the Company, for any day, the reported last sale price per share on the Nasdaq National Market, or, if the Common Stock is not admitted to trading on the Nasdaq National Market, on the principal national securities exchange or inter-dealer quotation system on which the Common Stock is listed or admitted to trading, or if not admitted to trading on the Nasdaq National Market, or listed or admitted to trading on any national securities exchange or inter-dealer quotation system, the closing bid price per share in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose, or if no closing price can be reasonably determined by any of the foregoing methods, the price determined by the Company's Board of Directors.

      "Common Stock" means the Common Stock, par value $0.__ per share, of the Company authorized at the date of this instrument as originally executed. Subject to the provisions of Section 1, shares issuable on conversion of this Note shall include only Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof or of a successor to the Company upon the occurrence of an Acquisition Event as defined in Section 1(f) hereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of this Note shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      "Debt" means, with respect to any Person:

            (a) All obligations, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by a note, debenture, bond or written instrument (including a purchase money obligation), (iii) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property; or (iv) in respect of letters of credit (including reimbursement obligations with respect thereto), local guarantees or bankers' acceptances;

            (b) All obligations secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability;

            (c) To the extent not otherwise included, all obligations of such Person under interest rate and currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;

            (d) All obligations of others of the type described in clauses (a),
      (b), or (c) above assumed by or guaranteed in any manner by such Person or in effect guaranteed by such Person through an agreement to purchase, contingent or otherwise (and the obligations of such Person under any such assumptions, guarantees or other such arrangements); and

            (e) All obligations, contingent or otherwise, of such Person under or in respect of any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kinds described in any of the preceding clauses (a), (b),
      (c) or (d).

      "Designated Office" means the following address:

            [Address]

            [Attention: Chief Financial Officer]

      "Designated Senior Debt" means the Company's obligations under any particular Senior Debt for borrowed money in either an original amount of at least three million U.S. dollars ($3,000,000) or pursuant to a line of credit of at least three million U.S. dollars ($3,000,000) in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be "Designated Senior Debt" for purposes of this Note (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of the Designated Senior Debt).

      "Determination Date" means, in the case of a dividend or other distribution, including the issuance of rights, options or warrants, to shareholders, the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and, in the case of a tender offer, the last time that tenders could have been made pursuant to such tender offer.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means generally accepted accounting principals as in effect in the United States of America, consistently applied.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

      "Redemption Date" has the meaning given to such term in Section 2(a) hereof.

      "Rights Plan" means the Company's Preferred Stock Rights Agreement, dated as of October 23, 1996, between the Company and U.S. Stock Transfer Corporation, as Rights Agent.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Debt" means the principal of, premium, if any, interest on (including any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law) and any other payment due pursuant to, any Debt, whether outstanding on the date of this Note or thereafter incurred or created; provided that Senior Debt shall not include (i) any indebtedness of any kind of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company, or (ii) any indebtedness which by its terms is pari passu in right of payment with or subordinate in right of payment to this Note.

      "Trading Day" means (i) if the Common Stock is admitted to trading on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; (ii) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; or (iii) if the Common Stock is not admitted to trading on the Nasdaq National Market or listed or admitted for trading on any national securities exchange or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

      8. OTHER.

            (a) No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as herein provided.

            (b) The Company will give prompt written notice to the Holder of any change in the location of the Designated Office. Any notice to the Company or to the Holder shall be given in the manner set forth in the Purchase Agreement, dated as of October 7, 2002, among the Company and the Holder (the
"Agreement"), provided that the Holder, if not a party to the Agreement, may specify alternative notice instructions to the Company.

            (c) This Note and the Common Stock issuable upon conversion of this Note have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction. Neither this Note nor the Common Stock issuable upon conversion of this Note nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a "Transfer") in the absence of such registration or unless such transaction is exempt from, or not subject to, registration. The Holder by its acceptance of this Note or the Common Stock issuable upon conversion of this Note agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Note or any portion thereof without the prior written consent of the Company, which may be withheld in the Company's sole discretion.

            (d) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in the case of loss, theft or destruction, receipt of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will deliver a new Note of like tenor and dated as of such cancellation, in lieu of such Note.

            (e) The Holder represents that it is an institutional "accredited investor" within the meaning of Rule 501(a)(1)(3)(5) or (7) of the Securities Act or a qualified institutional buyer (as defined in Rule 144A under the Securities Act). The Holder has been advised that this Note has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Holder is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The Holder has not been formed solely for the purpose of making this investment and is acquiring the Note for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof.

            (f) Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of the Note may be amended and the observance of any term of the Note may be waived (either generally or in a particular instance and either retroactively or prospectively), and such amendment or waiver shall be applicable to the Note, upon the approval of the Company and the Holder.

            (g) This Note is payable in U.S. dollars in immediately available funds and in the manner specified in writing by an executive officer of the Holder.

            (h) The Common Stock issuable pursuant to this Note shall be subject to the terms of the Plan of Distribution Agreement by and between the Company and Holder, dated January 30, 2003.

            (I) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION,
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  [Remainder of page intentionally left blank.]

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

            Dated: January 30, 2003

                                             SCANSOFT, INC.

                                             By:   /s/ Michael K. Tivnan
                                                  -------------------------
                                             Name:  Michael K. Tivnan
                                             Title: President & COO

Attest:/s/ William Wen
       --------------------------
Name:  William Wen
Title: Financial Project Manager